AGREEMENT

This Agreement (this "Agreement") is entered into as of June 29, 2007, by and among Satellite Security Corporation, a Nevada corporation ("SSCY"), Satellite Security Systems, Inc., a California corporation ("S3"), Zirk Engelbrecht, an individual ("Engelbrecht"), the holders of Secured Convertible Notes identified on the signature pages hereto (collectively, the "Noteholders"), with respect to the following facts:

A.           SSCY is a Nevada corporation whose common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

B.           SSCY owns (i) 1,000 shares of common stock (the "S3 Shares") of S3, representing 100% of the issued and outstanding capital stock of S3, and (ii) 65,041,831 shares of common stock (the "Orbtech Shares") of Orbtech Holdings, Ltd., a South African company ("Orbtech"), representing approximately 35% of the issued and outstanding capital stock of Orbtech.

C.           SSCY has entered into an Agreement dated as of February 23, 2007 (the "Orbtech Agreement") with Mr. Allen Harington ("Harrington"), pursuant to which SSCY has agreed to sell to Harington and Harington has agreed to purchase from SSCY all of the Orbtech Shares in exchange for a cash payment of 10 million South African Rand in accordance with the terms of such agreement.

D.           The Noteholders loaned an aggregate of $3.3 million (collectively, the "Loan") to SSCY on July 13, 2006 pursuant to and as evidenced by the terms of: (i) Subscription Agreements, (the “Subscription Agreements”), (ii) Secured Convertible Notes (each a "Note" and collectively, the "Notes"), (iii) a Security Agreement (the "Security Agreement"), including a description of the collateral (collectively, the "Collateral"), (iv) a Guaranty executed by S3 (the "Guaranty"), (v) a collateral agent agreement (the "Collateral Agent Agreement"), (vi) a Funds Escrow Agreement, (vii) Class A Common Stock Purchase Warrants, and (viii) Class B Common Stock Purchase Warrants (collectively, the "Loan Documents"), and in connection with the Loan were granted a security interest in substantial all of the assets of SSCY, including without limitation the S3 Shares, the Orbtech Shares and the Orbtech Agreement.

E.           Engelbrecht is a board member of SSCY and has served as its Chief Executive Officer since December 2006 and remains in such capacity as of the date hereof.

F.           SSCY and S3 are each in default under the Loan Documents.  As of June 1, 2007, there is at least $3.5 million due and owing under the Loan Documents.

G.           Noteholders have indicated their intent to exercise their remedies under, among other sources of authority, the California Uniform Commercial Code (the "UCC") and Section  9620 thereof, pursuant to which they may accept collateral in satisfaction of the obligation(s) secured by such collateral.  More particularly, Noteholders and/or the Agent (as defined below) on their behalf, as collateral agent, desire to accept some of the Collateral, as described in this Agreement, in partial satisfaction of the obligations under the Notes pursuant to UCC § 9620(a), subject to obtaining the consent of SSCY and S3 as required by, among other sections of the UCC, UCC § 9620(c)(i).  SSCY and S3 are willing to consent to such partial satisfaction of the obligations under the Notes, subject to the terms of this Agreement.

H.           The parties now desire to enter into this Agreement to settle existing claims between them, to evidence the consent of SSCY and S3 to the UCC § 9620 remedy of Noteholders and to set forth the terms and conditions relating thereto.

I.           The Noteholders appointed a collateral agent (the "Agent") under the terms of the Collateral Agent Agreement to provide for the orderly administration of the Collateral and to allocate the enforcement of certain rights of the Noteholders under the Notes and Security Agreement for the orderly administration thereof.  The Noteholders desire to enter into this Agreement on their own behalf and as beneficiaries of the Security Agreement and parties to the Collateral Agent Agreement.

NOW THEREFORE, in consideration for the mutual promises, covenants and conditions contained in this Agreement, and intending to be legally bound, the parties represent, warrant, covenant and agree as follows:

ARTICLE 1

STRICT FORECLOSURE

1.1           Acceptance of Assets in Partial Satisfaction of Obligations / UCC § 9620(a).  The Noteholders assert a security interest pursuant to the Loan Documents in substantially all of the assets of SSCY and S3.  SSCY and S3 acknowledge that each of them is in default under the Loan Documents.  In consideration of the covenants of the Noteholders and Engelbrecht under this Agreement (including without limitation the reduction and credit towards the obligations under the Loan Documents set forth below), effective upon the Acceptance (as defined below) SSCY and S3 each hereby consent to the acceptance by Noteholders, or their designee, of SSCY's right, title and interest in the following assets (collectively, the "Assets"), in partial satisfaction of the obligations of SSCY and S3 under the Loan Documents:

(a)           The S3 Shares

(b)           The Orbtech Shares and any payments, proceeds or other consideration resulting from the sale of such Orbtech Shares pursuant to the Orbtech Agreement; and

(c)           The Orbtech Agreement.

EXCEPT AS SET FORTH IN THIS AGREEMENT, NEITHER SSCY NOR S3 IS MAKING ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE ASSETS, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATION OR WARRANTY REGARDING CONDITION OF THE ASSETS, OR THE FITNESS, DESIRABILITY, OR MERCHANTABILITY THEREOF OR SUITABILITY THEREOF FOR ANY PARTICULAR PURPOSE, OR THE EXISTENCE OR AMOUNT OF ACCOUNTS, LIABILITIES, LIENS, CLAIMS OR ENCUMBRANCES.

1.2           UCC § 9620 Proposal.  This Agreement constitutes a "proposal" within the meaning set forth and pursuant to UCC §§ 9102(a)(66), 9620, 9621 and 9622, setting forth the terms on which SSCY and S3 are each willing to consent to the acceptance of the Assets in partial satisfaction of obligations under the Loan Documents.  This Agreement, subject to the terms hereof, constitutes the consent of SSCY and S3 to such proposal pursuant to the UCC, and Noteholders' acceptance thereof.  Noteholders and/or Agent shall be responsible for compliance with UCC § 9620 and/or related provisions.

1.3          Conversion of Notes.  Effective upon the Acceptance (and without the need for further documentation), and in exchange for the consent of SSCY and S3 under the UCC, each of the Noteholders agree:

(a)           To convert all outstanding amounts due and all obligations under the Notes and Loan Documents into a pro rata portion of 2,000,000 shares of the SSCY’s common stock (calculated on a post split basis after taking into account the reverse split described in Section 2.1 below) (the “SSCY Shares”).

(b)           That all breaches, defaults and/or events of default under the Loan Documents, and all penalties, accrued and unpaid interest, charges, fees and costs, through the Acceptance Date shall be waived.

(c)           Section 3.11 of each Note and Section 11 of each Subscription Agreement relating to registration rights shall be deleted in their entirety.

(d)           Section 9(n) (Further Registration Statements), Section 9(o) (Blackout), and Section 9(q) (Limited Standstill Agreements) under each Subscription Agreement shall be deleted in their entirety.  The Limited Standstill Agreements executed under Section 9(q) of each Subscription Agreement shall be terminated and of no force or effect

1.4          Termination of Warrants.  Effective upon the Acceptance, and in exchange for SSCY's consent under UCC §§ 9620 (a)(1) and (c)(1), each of the Noteholders agrees that each of the outstanding Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants issued to such Noteholder under the Loan Documents shall be cancelled and be of no further force or effect.  All such warrants shall be returned to SSCY upon the Acceptance together with any necessary endorsements.

1.5          Assignment of Orbtech Agreement Obligations.  As of the Acceptance, and as a condition of the consent of SSCY and S3 under the UCC, the Noteholders shall assume all obligations of SSCY under the Orbtech Agreement.  Such assumption shall be evidenced by an assumption agreement delivered at the Acceptance Closing (the "Orbtech Agreement Assumption") in form as reasonably approved by SSCY.

1.6          Transfer of Portion of SSCY Shares.  In exchange for the assumption of liabilities and the covenants of Engelbrecht under this Agreement, promptly following the Acceptance, the Noteholders each agree to transfer to Engelbrecht or his designee 50% of the SSCY shares issuable to such Noteholder on a pro rata basis (i.e., 1,000,000 SSCY Shares).

ARTICLE 2

CORPORATE AND SEC MATTERS

2.1          Authorization of Reverse Stock Split.  Effective upon execution of this Agreement, Engelbrecht, as the sole director of SSCY, shall approve an amendment to SSCY's Articles of Incorporation to affect a 500 for 1 reverse stock split of SSCY's outstanding common stock.

2.2          Withdrawal of Registration Statement.  Promptly after the execution of this Agreement, SSCY will file a request to withdraw its Registration Statement (file no. 333-136948).

2.3          Current Report on Form 8-K.  Within four (4) business days after execution of this Agreement, SSCY will file a Current Report on Form 8-K announcing its entry into this Agreement as the entry of a material definitive agreement, and will file a copy of this Agreement as an exhibit to that report.

2.4          Proxy Statement.  Promptly after execution of this Agreement, SSCY will prepare a Proxy Statement or Written Consent Solicitation under Section 14 of the Exchange Act, seeking approval of an amendment to SSCY's Articles of Incorporation to affect a 500 for 1 reverse stock split.  Engelbrecht, as director of SSCY, will recommend that the shareholders approve the reverse stock split.

2.5          Public Filings.  Until the earlier of the consummation of a Merger (as defined in Section 2.8 below) or March 31, 2009, SSCY agrees to file with the SEC in a timely manner all reports and other documents required under the Exchange Act as may be necessary to permit the Noteholders to sell shares under Rule 144 of the Securities Act of 1933, as amended (the "Securities Act").

2.6          Merger Candidates.  After the Acceptance, Engelbrecht will use reasonable efforts, in his capacity as Chief Executive Officer of SSCY, to solicit and negotiate with potential merger candidates to merge an operating entity into SSCY or similar transaction (the “Merger”).  Any payments, share issuances, cash or non-cash compensation or other benefits, paid to or received by Engelbrecht or any of his affiliates or designees in connection with the Merger shall be allocated 60% to Engelbrecht or his affiliates or designees, on the one hand, and 40% to the holders of the Notes, on the other hand, other than (i) reasonable and customary compensation received by Engelbrecht in exchange for services,  or (ii) consideration received by Engelbrecht in connection with the Merger that is distributed to all SSCY stockholders based on their pro rata share of stock ownership of SSCY.

ARTICLE 3

ADDITIONAL COVENANTS

3.1          Assumption of Certain Liabilities by Engelbrecht.  Effective upon the Acceptance, and except for the contribution obligation set forth in Section 3.2 below, Engelbrecht personally, in his own capacity, shall assume the following claims, liabilities or obligations of SSCY:

(a)           all claims, liabilities or obligations for accrued and unpaid wages of employees of SSCY and/or S3 existing on or as of the Acceptance Date;

(b)           all fees and expenses of SSCY's independent auditors in connection with the completion of its audit for the year ended December 31, 2006 existing on or as of the Acceptance Date, and all such fees and expenses incurred after the Acceptance Date in connection with the completion of such audit;

(c)           all fees and expenses of SSCY's legal counsel, Duane Morris LLP, existing on or as of the Acceptance Date, and all attorneys' fees and expenses incurred by SSCY after the Acceptance Date through the effectuation of the Merger, if any, including without limitation, all fees and expenses relating to this Agreement and the corporate and SEC related actions to be taken as provided in Article 2;

(d)           all legal, accounting, printing or other fees and expenses to be incurred by SSCY after the Acceptance Date though the consummation of the Merger necessary or advisable to maintain SSCY’s status as a current reporting company under the Exchange Act, including without limitation, timely filing of reports and other documents;

(e)           all claims settlement costs, legal, or other fees and expenses from and after the date hereof arising out of that certain litigation in the United States District Court for the District of New Jersey styled Jay B. Ross and Protocol Electronics, Inc. v. Celtron International, Inc., Case No. 05-1300; and

(f)           all claims, settlement costs, legal, or other fees and expenses from and after the date hereof arising out of that certain arbitration proceeding by John Phillips relating to the termination of his employment agreement with SSCY.

The foregoing assumptions shall be evidenced by an assumption agreement (the "Engelbrecht Assumption") delivered at Acceptance Closing in form as reasonably approved by SSCY.

3.2          Contribution by Noteholders.  Upon execution of this Agreement, the Noteholders shall pay $30,000 to Duane Morris LLP, to be applied to outstanding amounts due on the SSCY account.  Effective upon the Acceptance, the Noteholders shall tender to Zirk Engelbrecht the proceeds from the sale of the Orbtech Shares received through the Acceptance Date under the Orbtech Agreement, and thereafter as and when received, up to a maximum amount of an additional $120,000; provided, however, that if the purchase price for the Orbtech Shares is received in payments of $400,000 or less, then only $50,000 need be transferred to Engelbrecht per payment, until such amount is paid in full.

ARTICLE 4

AGENT

4.1           Compliance by the Agent.  Noteholders represent and warrant that they have caused and/or will cause the Agent to comply with the terms of this Agreement and to not permit the Agent to take actions against SSCY, S3 or Engelbrecht or the Collateral inconsistent with the terms hereof, and will cause the Agent to execute any and all documents and take such actions as the parties may reasonably request to effectuate the terms hereof.

ARTICLE 5

RELEASE AND INDEMNITY PROVISIONS

5.1          Mutual General Release.

(a)           Effective upon the Acceptance, SSCY, S3 and Engelbrecht, each for itself and its respective shareholders, directors, officers, employees, affiliates, subsidiaries, assigns and successors, fully and forever releases and discharges each of the Noteholders and each of their respective shareholders, directors, officers, employees, affiliates, subsidiaries, heirs, executors, administrators, predecessors, successors, agents, attorneys and assigns, with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to or on the Acceptance Date.  This release shall not act to release any future claims, including any claims that may arise under this Agreement.

(b)           Effective upon the Acceptance, each of the Noteholders for itself and its respective heirs, executors, administrators, shareholders, directors, officers, employees, affiliates, subsidiaries, assigns and successors, fully and forever releases and discharges SSCY and Engelbrecht, and each of their respective shareholders, directors, officers, employees, affiliates, subsidiaries, heirs, executors, administrators, assigns and successors, with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, whether known or unknown, suspected or unsuspected, anticipated or unanticipated, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to or on the Acceptance Date.  This release shall not act to release any future claims, including any claims that may arise under this Agreement.

5.2          Severability of Release Provisions.  If any provision of the releases given under this Agreement is found to be unenforceable, it will not affect the enforceability of the remaining provisions and a court or administrative body reviewing this Agreement may enforce all remaining provisions to the extent permitted by law.

5.3          Promise to Refrain from Suit or Administrative Action.  Except as set forth in this Agreement, each party promises and agrees that it will never sue the other or any of the other releasees, or otherwise institute or participate in any legal or administrative proceedings against the other or any of the other releasees, or advocate or incite the institution of, or assist or participate in, any claim covered by the release provisions of this Agreement, unless compelled by legal process to do so.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES

6.1          Representations and Warranties of SSCY and Engelbrecht.  SSCY, for itself and not jointly, and Engelbrecht, jointly and severally with SSCY, hereby represent and warrant to the Noteholders, as follows:

(a)           Ownership of Assets.  SSCY, beneficially and of record, owns, the S3 Shares, the Orbtech Shares and the Orbtech Agreement.  SSCY has not previously transferred or conveyed, the S3 Shares, the Orbtech Shares or the Orbtech Agreement to any third party.  SSCY has not at any time executed any agreement or other document pursuant to which it purported to transfer any right, title, claim, equity or interest in, the S3 Shares, the Orbtech Shares and the Orbtech Agreement other than the Loan Documents.

(b)           Ownership of Claims.  SSCY, S3 and Engelbrecht own all rights to any claims that each is releasing under this Agreement.  Neither SSCY nor Engelbrecht have transferred any of such claims to any third party, or entered into any agreement or other document pursuant to which he or it, respectively, purported to transfer any right, or interest in any such claim.

(c)           Power and Authority.  SSCY, S3 and Engelbrecht have the requisite corporate power and authority, as applicable, to enter into this Agreement and to release the claims that it is releasing under this Agreement.  Except for the approvals and filings described in this Agreement, no consent, approval, or authorization of or designation, declaration or filing with any governmental authority on the part of SSCY, S3 and/or Engelbrecht is required in connection with the valid execution and delivery of this Agreement.  The performance of all the obligations of SSCY, S3 and Engelbrecht constitute valid and legally binding obligations of SSCY, S3 and Engelbrecht, enforceable against them in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally.

(d)           No Conflicts.  Subject to making the filings with the SEC described herein, the execution, delivery and performance of this Agreement by SSCY, S3 and Engelbrecht and the consummation by SSCY, S3 and Engelbrecht of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the articles of incorporation or bylaws of SSCY and/or S3; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of SSCY, S3 and/or Engelbrecht or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument or other material understanding to which SSCY, S3 or Engelbrecht is a party or by which any property or asset of SSCY, S3 or Engelbrecht is bound or affected (except the Loan Documents); or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which SSCY, S3 or Engelbrecht is subject (including federal and state securities laws and regulations), or by which any property or asset of SSCY or Engelbrecht is bound or affected.

(e)           Litigation.  To the knowledge of SSCY, S3 and Engelbrecht, except as described in SSCY's filings with the SEC, there is no suit, claim, action, proceeding or investigation threatened against SSCY, S3 or any of their affiliates, at law or in equity or before any governmental authority or before any arbitrator.

(f)           Investment Risks.  Engelbrecht has been informed and understands and agrees as follows: (i) the SSCY Shares have been registered under the Securities Act or qualified under any state securities laws in reliance on exemptions from registration provided thereunder; (ii) an investment in SSCY Shares is a speculative investment; (iii) Engelbrecht must be able to hold the SSCY Shares indefinitely due to substantial restrictions on the transferability of the SSCY Shares; and (iv) Engelbrecht must, therefore, have adequate means of providing for his current and future needs and personal contingencies and have no need for liquidity in this investment.  Engelbrecht has a pre-existing business relationship with SSCY and has the capacity to protect his own interests in connection with the acquisition of the SSCY Shares.  Engelbrecht is able to bear the economic risk of this investment.  Engelbrecht is acquiring the SSCY Shares for his own account, for long-term investment, and not with a view to, or for sale in connection with, the distribution thereof.  Engelbrecht has no present intention of selling, granting any participation in, or otherwise distributing the SSCY Shares within the meaning of Section 2(11) of the Securities Act.  The SSCY Shares will not be resold without registration under the Securities Act and qualification under the securities laws of all applicable states, unless such sale would be exempt therefrom.

(g)           Orbtech Agreement. The Orbtech Agreement is in full force and effect and is the legal, valid and binding obligation of SSCY and, to the knowledge of the SSCY and Engelbrecht, of Harrington, enforceable against SSCY and, to the knowledge of the SSCY and Engelbrecht, Harrington in accordance with its terms and, upon the Acceptance, shall continue in full force and effect without penalty or other adverse consequence. To its knowledge, SSCY is not in default under the Orbtech Agreement, nor, to the knowledge of SSCY and Engelbrecht, is Harrington in default thereunder, and to SSCY's knowledge no event has occurred that with the lapse of time or the giving of notice or both would constitute a material default by SSCY, or to the knowledge of the SSCY and Engelbrecht, Harrington thereunder. Harrington has neither exercised any termination rights nor given notice of any dispute with respect to the Orbtech Agreement.

6.2          Representations and Warranties of the Noteholders.  Each of the Noteholders, severally and not jointly, hereby represents and warrants to SSCY and Engelbrecht, as follows:

(a)           Ownership of Notes.  Each Noteholder owns its Note that it is converting hereunder, and is transferring the SSCY Shares to Engelbrecht free and clear of any liens, claims, obligations or encumbrances.  No Noteholder has previously transferred or conveyed the Notes to any third party.  No Noteholder has at any time executed any agreement or other document pursuant to which it has purported to transfer any right, title, claim, equity or interest in the Notes.  The execution, delivery and performance of this Agreement by each Noteholder and the consummation of the transactions contemplated hereby do not and will not conflict with or result in a violation of any agreement or other understanding, law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which a Noteholder is subject (including federal and state securities laws and regulations).

(b)           Ownership of Claims.  Each Noteholder owns all rights to any claims that they are releasing under this Agreement, free and clear of any liens, claims or encumbrances.  No Noteholder has transferred any of the claims to any third party, or entered into any agreement or other document pursuant to which it has purported to transfer any right, or interest in any claim.

(c)           Power and Authority.  Each Noteholder has the requisite power and authority, including corporate power and authority, to enter into this Agreement, to transfer the SSCY Shares to Engelbrecht and to release the claims that it is releasing under this Agreement.  Except for the filings described in this Agreement, no consent, approval, or authorization of or designation, declaration or filing with any governmental authority on the part of the Noteholder is required in connection with the valid execution and delivery of this Agreement.  The performance of all the obligations of each Noteholder constitute valid and legally binding obligations of such Noteholder, enforceable against it in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally.

(d)           Agent.  Noteholders have the full power and authority to direct the Agent to act on their behalf in accordance with this Agreement's terms, including, without limitation, to accept the Assets on behalf of the Noteholders and release the security interest.

ARTICLE 7

CONDITIONS TO ACCEPTANCE

7.1          Conditions to SSCY, S3 and Engelbrecht's Obligations.  The consent of SSCY and S3 to the exercise by Noteholders and/or the Agent of the foreclosure remedy under UCC § 9620 and the consent of SSCY, S3 and Engelbrecht to the other the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Acceptance Date of the following conditions:

(a)           The representations and warranties made by the Noteholders in this Agreement shall be true and correct when made, and shall be true and correct on the Acceptance Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement;

(b)           each Noteholder shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Acceptance Date; and

(c)           SSCY and Engelbrecht shall have received the deliveries set forth in Section 8.1.

7.2          Conditions to Noteholders' Obligations.  The obligation of the Noteholders to accept the Assets in full satisfaction of obligations as contemplated by UCC § 9620 and to effectuate the transactions contemplated by this Agreement is subject to the fulfillment on or prior to the Acceptance Date of the following conditions:

(a)           The representations and warranties made by SSCY, S3 and Engelbrecht in this Agreement shall be true and correct when made, and shall be true and correct on the Acceptance Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement;

(b)           SSCY, S3 and Engelbrecht shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Acceptance Date; and

(c)           The Noteholders (or the Agent on their behalf), shall have received the deliveries set forth in Section 8.1.

ARTICLE 8

ACCEPTANCE

8.1          Acceptance.  The acceptance of the Assets in partial satisfaction of obligations pursuant to the UCC and, in particular UCC § 9620 (the "Acceptance") shall be deemed to have occurred on the business day following the satisfaction or waiver of the conditions to Acceptance identified in this Agreement (the "Acceptance Date").  The parties shall meet at the offices of Duane Morris LLP, 101 W. Broadway Street, San Diego, California 92101 on the second business day following the satisfaction or waiver of the conditions to Acceptance identified in Section 7 (the "Acceptance Closing") for the purpose of making the deliveries required hereunder.  At the Acceptance Closing, (i) SSCY shall deliver to the Agent, for the benefit of the Noteholders or their designee, the certificates representing the S3 Shares, duly endorsed to the Agent, for the benefit of the Noteholders or their designee; (ii) SSCY shall deliver to the Agent, for the benefit of the Noteholders or their designee, the certificates representing the Orbtech Shares, duly endorsed to the Agent, for the benefit of the Noteholders or their designee, and any payments, proceed or other consideration resulting from the sale of such Orbtech Shares pursuant to the Orbtech Agreement; (iii) the Noteholders shall deliver to SSCY, (A) from each Noteholder the Note, the Class A Common Stock Purchase Warrants and Class B Common Stock Purchase Warrants for cancellation, together with any required endorsements and (B) the Orbtech Agreement Assumption; (iv) Engelbrecht shall deliver to SSCY the Engelbrecht Assumption; and SSCY shall deliver to the Noteholders the SSCY Shares, duly endorsed, and validly issued and registered in the name and amounts set forth on Schedule A.  The parties acknowledge that the deliveries by SSCY hereunder are given for cooperation purposes only, but that the transfer of the Assets is deemed effectuated pursuant to UCC § 9622(2) and the exercise by Noteholders and the Agent of the foreclosure remedy under UCC § 9620.

ARTICLE 9

MISCELLANEOUS PROVISIONS

9.1          Further Assurances.  Each party agrees to take such actions and to execute such further documents or instruments as may be reasonably necessary or appropriate to carry out the transactions contemplated by this Agreement.

9.2           Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all previous arrangements and agreements of the parties, whether written or oral, with respect to its subject matter.  No promises or representations are being relied on by any party which do not appear in this Agreement.  The parties further acknowledge and agree that parole evidence shall not be required to interpret the intent of the parties.

9.3           Waiver, Amendment and Modification of Agreement.  The parties agree that no waiver, amendment or modification of any of the terms of this Agreement shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification.  No waiver of any term, condition or default of any term of this Agreement shall be construed as a waiver of any other term, condition or default.

9.4           Notice.  Any and all notices required or permitted to be given under this Agreement will be sufficient if hand delivered or delivered by overnight courier service to the address listed below or any other address of which the sender of the notice has been notified of in writing by the intended recipient.  Any notice required or permitted to be given hereunder shall be deemed effective upon hand delivery or one business day following delivery to the overnight courier.

If to SSCY or S3:

Satellite Security Corporation
Post Office Box 880263
San Diego, CA  92168

With a copy to:

James A. Mercer, III, Esquire
Duane Morris LLP
101 West Broadway Suite 900
San Diego, CA  92101

If to Engelbrecht:

Mr. Zirk Engelbrecht
Post Office Box 880263
San Diego, CA  92168

If to the Noteholders:

To the addresses set forth on books of SSCY

With a copy to:

Eliezer Helfgott, Esquire
Sills Cummis Epstein & Gross
One Riverfront Plaza
Newark, New Jersey 07102

9.5          Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except that enforcement of the remedy under the Loan Documents under the UCC as referred to herein shall be governed by the internal laws of the State of California.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding

9.6          Expenses.  Each party shall bear their respective expenses and legal fees incurred by it with respect to this Agreement and the transactions contemplated hereby.

9.7          Counterparts and Facsimiles.  This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Facsimile and electronic copies of signatures shall have the same effect as, and shall be considered, original signatures.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day and year first written above.

SATELLITE SECURITY CORP.		ZIRK ENGELBRECHT

By:	/s/ Zirk Engelbrecht	/s/ Zirk Engelbrecht
	Zirk Engelbrecht, CEO	Zirk Engelbrecht

SATELLITE SECURITY SYSTEMS, INC.

By:	SATELLITE SECURITY CORP	NOTEHOLDERS:
	its sole stockholder	[See attached Schedule]

By:	/s/ Zirk Engelbrecht
Zirk Engelbrecht, CEO

SCHEDULE "A"

Name	Signature	Amount of SSCY Shares after giving effect to transactions under Agreement

Alpha Capital Aktiengesellschaft	/s/ Alpha Capital Aktiengesellschaft	303,030
Double U Master Fund, LP	/s/ Double U Master Fund, LP	303,030
Puritan LLC	/s/ Puritan LLC	151,515
Brio Capital, LP	/s/ Brio Capital, LP	75,758
Notzer Chesed Corp.	/s/ Notzer Chesed Corp.	121,212
Qesef Holdings LLC	/s/ Qesef Holdings LLC	166,666
Anthony Heller	/s/ Anthony Heller	60,606
Abraham Kimelman	/s/ Abraham Kimelman	45,455
Tower Paper Co. Inc. Ret. Plan	/s/ Tower Paper Co. Inc. Ret. Plan	15,152
Bessie Weiss Family Partnership	/s/ Bessie Weiss Family Partnership	121,212
Ellis International Ltd.	/s/ Ellis International Ltd.	121,212
Bursteine and Lindsay SEC. Corp.	/s/ Bursteine and Lindsay SEC. Corp.	45,455
Centurion Microcap, L.P.	/s/ Centurion Microcap, L.P.	60,606
Professional Offshore Opportunity	/s/ Professional Offshore Opportunity	90,909
Professional Traders Fund LLC	/s/ Professional Traders Fund LLC	60,606
Mordechai Vogel	/s/ Mordechai Vogel	15,152
First Mirage, Inc.	/s/ First Mirage, Inc.	60,606
Generation Capital Associate	/s/ Generation Capital Associate	30,303
Harborview Master Fund LP	/s/ Harborview Master Fund LP	90,909
Truk Opportunity Fund, LLC	/s/ Truk Opportunity Fund, LLC	60,606
		2,000,000